Exhibit 99.1

RAVEN INDUSTRIES, INC.	NASDAQ: RAVN	SIOUX FALLS, SD	RAVENIND.COM

Raven Industries Receives Expected Notification of Deficiency from NASDAQ
Related to Delayed Quarterly Report on Form 10-Q for the Third Quarter of Fiscal 2017

SIOUX FALLS, S.D., (December 21, 2016) - Raven Industries (NASDAQ:RAVN) announced today that as a result of being unable to timely file its Quarterly Report on Form 10-Q for the quarter ended October 31, 2016 (Form 10-Q), the Company has received a letter from The NASDAQ Stock Market LLC advising it that it is non-compliant with NASDAQ Listing Rule 5250(c)(1). This rule requires the Company to file its Form 10-Q for the three and nine months ended October 31, 2016 with the SEC by its due date of December 12, 2016.
On November 23, 2016, the Company filed a Form 8-K with the SEC indicating that it will restate its previously issued financial statements for the fiscal year ended January 31, 2016 and the fiscal quarters ended October 31, 2015 and April 30, 2016. The Company also indicated that it will amend its Annual Report on Form 10-K for the year ended January 31, 2016 and the Company’s Forms 10-Q for the periods ended October 31, 2015 and April 30, 2016. These amended forms will be filed prior to the filing of the Forms 10-Q for the periods ended July 31, 2016 and October 31, 2016.
The Company previously received an extension from The NASDAQ Stock Market LLC, until March 8, 2017, to come into compliance with the listing standards for the period ended July 31, 2016. The Company will submit to NASDAQ an update to its original plan to regain compliance with respect to the filing requirements, including plans to file the Form 10-Q for the period ended October 31, 2016, and the progress the Company has made towards its plan to file the Form 10-Q for the period ended July 31, 2016. At this time, the Company expects to file its restated financial results and amended reports, and to file the Forms 10-Q for the quarters ended July 31, 2016 and October 31, 2016 before March 8, 2017.
About Raven Industries, Inc.
Since 1956, Raven Industries has designed and manufactured high quality, high-value technical products. Raven is publicly traded on NASDAQ (RAVN) and has earned an international reputation for innovation, product quality, high performance, and unmatched service. Raven realizes its vision by developing innovative solutions to great challenges related to the markets we understand and serve. Today, those solutions are focused on feeding and connecting the growing world population, preserving natural resources, and answering the growing need for security. Utilizing our strength in engineering, manufacturing, and technological innovation, Raven is a leader in precision agriculture, high performance specialty films, and situational awareness markets. Visit www.ravenind.com for more information.
Cautionary Statement
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” and similar expressions are intended to identify forward-looking statements. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although management believes that the expectations reflected in forward-looking statements are based on reasonable assumptions, there is no assurance

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these assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, the Company’s ability to regain compliance with the NASDAQ continued listing rules by filing its Form 10-Q for the second quarter ending July 31, 2016 and its Form 10-Q for the third quarter ending October 31, 2016. This list is not exhaustive, and the Company does not have an obligation to revise any forward-looking statements to reflect events or circumstances after the date these statements are made.

Contact Information:
Bo Larson
Investor Relations Manager
Raven Industries, Inc.
+1(605)-336-2750

Source: Raven Industries, Inc

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